UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 2/10/2009

CONSTAR INTERNATIONAL INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-16496

Delaware	13-1889304
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, PA 19154-4599

(Address of Principal Executive Offices, Including Zip Code)

215.552.3700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 10, 2009, Constar International Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Senior Secured Super-Priority Debtor in Possession and Exit Credit Agreement, dated as of December 31, 2008 (the “Credit Agreement”). The Amendment permits the Company’s United Kingdom subsidiary to be indebted to, and from time to time to repay debt owed to, the Company’s Dutch subsidiary; provided that such indebtedness is subordinated to the Obligations (as defined in the Credit Agreement) on terms satisfactory to the Administrative Agent and that the aggregate principal balance of such indebtedness is at least $4.0 million. The foregoing is not a complete description of the Amendment, which is filed as Exhibit 99.1 to this Report and the terms of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Amendment No. 1 to Credit Agreement, dated as of February 10, 2009, among Constar International Inc., the Guarantors, the Administrative Agent and the Lenders party thereto, to the Senior Secured Super-Priority Debtor in Possession and Exit Credit Agreement, dated as of December 31, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date: February 17, 2009	By:	/s/ Walter S. Sobon
Walter S. Sobon
Executive Vice President and Chief Financial Officer